CONSENT OF INDEPENDENT ACCOUNTANT


                    Jay J. Shapiro, C.P.A.
                  A Professional Corporation
                     16501 Ventura Blvd.
                         Suite 650
                   Encino, California 91436
                     Tel: (818) 990-4204
                     Fax: (818) 990-4944

July 6, 2000


We consent to the inclusion in Form 10-K of International
Thermal Packaging, Inc. of our report, dated February 1, 2000, except for Note 10, as to which the date is July 5, 2000, on the January 31, 1999 and January 31, 1998, financial statements of
International Thermal Packaging, Inc.


/s/ Jay J. Shapiro CPA P.C.


Jay J. Shapiro, C.P.A.
a professional corporation